  UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 17, 2019

ADVANZEON SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9927	95-2594724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 W. Busch Blvd., Suite 701, Tampa, FL.	33618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   813.517.8484

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CHCR	OTCBB

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Item 3.02 Unregistered Sales of Equity Securities.

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 On September 17, 2019, the registrant entered into an agreement with D.H. Blair Investment Banking Corp. (“D.H. Blair”), whereby D.H.Blair will act as a financial and business advisor to the registrant. Included in D.H. Blair’s undertaking is assisting the registrant in conducting a series of transactions designed to position the registrant to list its shares of common stock on The Nasdaq Stock Market. Pursuant to the agreement, the registrant agreed to issue to D.H.Blair and/or its designees 4,300,000 shares of its unregistered common stock as consideration for the services to be rendered by D. H. Blair over the next twelve months, which is the term of the agreement. The business advisory services to be rendered by D.H. Blair are valued at approximately $473,000.

The securities are being issued without registration under the Securities Act of 1933, as amended, by virtue of the exemption provided for under section 4(a) (2) of the Act. The registrant believes that D.H. Blair is a sophisticated entity with extensive business experience and it has open access to all necessary information regarding the registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADVANZEON SOLUTIONS, INC
DATE: September 23, 2019
	By:	/s/Clark a. Marcus
Clark A. Marcus, Chief Executive Officer

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